EXHIBIT 32.6

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SIERRA PACIFIC POWER COMPANY (dba NV ENERGY)
(“Registrant”)

In connection with this report of Sierra Pacific Power Company (dba NV Energy) on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, E. Kevin Bethel, Interim Chief Financial Officer of registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ E. Kevin Bethel
E. Kevin Bethel
Interim Chief Financial Officer
Sierra Pacific Power Company (dba NV Energy)
(Principal Financial Officer)
February 25, 2010

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the registrant specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.